UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2006

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-11552	94-2383795
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

2345 Harris Way, San Jose, California 95131

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.              Bankruptcy or Receivership

On July 12, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Order”) approving the First Amended Plan of Reorganization (the “Plan”) filed by TeleVideo, Inc. (“TeleVideo” or the “Company”).

Summary of the Plan

The following is a summary of the material features of the Plan, is not complete, and is qualified in its entirety by reference to the full text of the Plan, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used and not otherwise defined herein, shall have the meanings set forth in the Plan.

Under the terms of the Plan:

Administrative Expense Claims which are allowed are unimpaired and will be paid in full in cash on or after the later of the date they are allowed or the Effective Date, except to the extent that a holder of an Administrative Expense Claim agrees to a less favorable treatment.

Priority Tax Claims and Secured Tax Claims which are allowed are unimpaired and will be paid in full in cash, at the option of Televideo, either (a) on or after the later of the Effective Date or the date they are allowed or (b) over time as authorized by the Bankruptcy Code, except to the extent that a holder of a Priority Tax Claim or Secured Tax Claim has been paid prior to the Effective Date or agrees to different treatment.

Other Priority Claims which are allowed are unimpaired and will be paid in full in cash on or after the later of the date they are allowed or the Effective Date, except to the extent that the holder has been paid prior to the Effective Date or agrees to different treatment.

The Mrs. Hwang Secured Claim is impaired and its holder, Mrs. C. Gemma Hwang, will receive all of the New Equity in Televideo in exchange for her waiver of any distributions and her contribution of up to $700,000 in cash to provide a distribution to the holders of allowed General Unsecured Claims.

Other Secured Claims are unimpaired and will be satisfied, at the option of Televideo, either by (a) the payment of such Other Secured Claim in full in cash, plus interest required under Section 506(b) of the Bankruptcy Code, on or after the later of the date they are allowed or the Effective Date or (b) the delivery of the Collateral securing such Other Secured Claim, plus interest required under Section 506(b) of the Bankruptcy Code, on or after the later of the date they are allowed or the Effective Date.

General Unsecured Claims are impaired and the holders of the fund will receive their pro rata share of the Distribution Fund, but in no event more than 90% of the amount of their claims, except to the extent they agree to different treatment.

Equity Interests are impaired and the holders of Equity Interests will receive nothing of value and will have their interests cancelled and extinguished.

Outstanding Shares

There are currently 11,309,772 shares of Common Stock, $0.01 par value, of Televideo (the “Common Stock”)  outstanding, net of treasury shares. Under the terms of the Plan, all of these shares will be cancelled and extinguished on the Effective Date of the Plan and new shares of Common Stock, in an amount to be determined, will be issued to Mrs. C. Gemma Hwang, the holder of the Mrs. Hwang Secured Claim.

Assets and Liabilities of Televideo

Attached to this Current Report on Form 8-K is the Summary of Schedules from the Schedules filed with the Bankruptcy Court on March 28, 2006, containing information on the assets and liabilities of Televideo as of the date of the Company’s bankruptcy filing on March 14, 2006.

Item 8.01.              Other Events

On July 18, 2006 the Televideo issued a press release announcing the confirmation of the First Amended Plan of Reorganization. A copy of that press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

   (d) Exhibits.

Exhibit Number	Description

99.1	First Amended Plan of Reorganization

99.2	Order Confirming First Amended Plan of Reorganization

99.3	Summary of Schedules

99.4	Televideo press release dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2006	TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang
	Name:	K. Philip Hwang
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amended Plan of Reorganization

99.2	Order Confirming First Amended Plan of Reorganization

99.3	Summary of Schedules

99.4	Televideo press release dated July 18, 2006